Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

December 22, 2025

Rayonier Inc.

1 Rayonier Way

Wildlight, FL 32097

Re:	Registration Statement on Form S-4 (File No. 333-292031)

Ladies and Gentlemen:

We have acted as counsel to Rayonier Inc., a North Carolina corporation (“Rayonier”), in connection with the preparation and filing of Rayonier’s Registration Statement on Form S-4, File No. 333-292031 (the “registration statement,” which term does not include any other document or agreement whether or not specifically referred to or incorporated by reference therein or attached as an exhibit or schedule thereto), relating to shares of Rayonier’s common shares, no par value (the “Rayonier common shares”), to be issued by Rayonier pursuant to the terms of the Agreement and Plan of Merger (the “merger agreement”), dated as of October 13, 2025, by and among Rayonier, Redwood Merger Sub LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Rayonier, and PotlatchDeltic Corporation, a Delaware corporation.

For purposes of giving this opinion, we have examined the registration statement, the merger agreement, Rayonier’s Amended and Restated Articles of Incorporation, and Rayonier’s Amended and Restated Bylaws. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents, and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with this opinion. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of Rayonier and certificates or comparable documents of public officials and of officers and representatives of Rayonier.

In making such examination and rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals, and the legal capacity of all individuals executing any of the foregoing documents.

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions, and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that the Rayonier common shares to be issued by Rayonier pursuant to and in the manner contemplated by the terms of the merger agreement will be, upon issuance, duly authorized and, when the registration statement has been declared effective by order of the Securities and Exchange Commission and the Rayonier common shares have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the registration statement and the merger agreement, such Rayonier common shares will be validly issued, fully paid, and nonassessable.

We are members of the bar of the State of New York. Rayonier is a North Carolina corporation, and we have not considered, and we express no opinion as to, any law other than the North Carolina Business Corporation Act (including the statutory provisions and reported judicial decisions interpreting the foregoing).

We hereby consent to be named in the registration statement and in the related proxy statement/prospectus contained therein as the attorneys who passed upon the validity of the Rayonier common shares offered pursuant to the registration statement and to the filing of a copy of this opinion as Exhibit 5.1 to the registration statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz